UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 30, 2011

BABY FOX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150835	26-0775642
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suite 6A02, Hanwei Plaza, 7 Guanghua Rd.
Beijing, China 100004
(Address of principal executive offices)

Telephone: + 86 10 6562 9889

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2011, Baby Fox International, Inc. (the “Company”) entered into a stock purchase agreement, or the “Stock Purchase Agreement”, by and among Mu Zhang, Catalpa Holdings, Inc., First Prestige, Inc., JD Infinity Holdings, Inc. and Favor Jumbo Enterprises Limited (the “Sellers”), Toby Investment Group (the “Purchaser”) and the Company. Pursuant to the terms of the Stock Purchase Agreement, the Sellers agreed to sell to the Purchaser an aggregate 1,899,051 shares (the “Shares”), or approximately 79.5%, of the Company’s outstanding common stock, for a purchase price of $275,000. Mu Zhang, one of the Sellers, is the sole officer and director and the majority shareholder of the Company. The closing of the sale of the Shares is subject to certain conditions, including the Company entering into certain ancillary agreements in connection with the closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baby Fox International, Inc.

	By:	/s/ Mu Zhang
Mu Zhang
Date: December 6, 2011		Chief Executive Officer